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NEWS RELEASE
FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACT:                            COMPANY CONTACT:
Hayden Communications                                  Anthony J. Simonetta
Brett Maas  (brett@haydenir.com)                       Chief Financial Officer
Matt Hayden (matt@haydenir.com)                        (302) 456-6789
(843) 272-4653                                         www.sdix.com


               STRATEGIC DIAGNOSTICS SELECTED AS PREFERRED CUSTOM
          ANTIBODY SUPPLIER TO A LEADING GLOBAL PHARMACEUTICAL COMPANY

NEWARK, DEL., JUNE 14, 2005 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX), a leading provider of biotechnology-based detection solutions for a broad range of diagnostics, pharmaceutical, biotechnology, and biomedical research applications, today announced its selection as the preferred custom antibody supplier by a leading pharmaceutical company under SDI's Strategic BioSolutions(TM) brand. The agreement, which has a one-year term and provision for annual renewals, is expected to provide an initial revenue contribution of $300,000-500,000 per year to SDI with a blended gross margin expected to be in line with historical Company-wide consolidated margins.

As part of this preferred supplier relationship, SDI will provide the pharmaceutical client with streamlined order placement and uniform pricing. Investigators throughout the pharmaceutical organization will no longer need to identify, qualify, and negotiate with custom antibody suppliers. All customer investigators will use a single, simple method to obtain custom antibodies.

"All investigators at this client can now obtain custom antibody reagents quickly and easily, with standardized pricing and a customer-focused, streamlined process," said Matt Knight, President and CEO of SDI. "By simplifying the antibody procurement process, SDI is enabling customers to maintain focus on their core competencies and research goals. Customers are provided with a comprehensive range of custom antibody solutions and a direct system to facilitate the rapid ordering and tracking of purchases, creating a significant value add. Order status is conveniently tracked using our secure, proprietary web-based STAR(TM) (Schedule Tracking & Antibody Reporting) system. The STAR(TM) system allows secure access from any computer where investigators can view and download real-time detailed information about their projects any time of the day or night. We are excited to contribute to our client's mission of creating life sustaining pharmaceuticals by simplifying their processes and providing high-quality, mission critical antibodies. We continue to believe a substantial opportunity exists with major pharmaceutical companies in the area of providing world-class custom antibodies in a well-organized, customer-centric and dependable manner, a belief validated by this announcement."

About Strategic Diagnostics Inc.
--------------------------------
SDI develops and markets biotechnology-based detection solutions for a broad range of agricultural, industrial, environmental and water management applications. By leveraging its expertise in immunology, proteomics, bio-luminescence, and other bio-reactive technologies with innovative application and production capabilities, the Company is able to provide sophisticated diagnostic testing and immunoreagent systems to a diverse customer base serving multiple vertical markets. Through its Strategic BioSolutions(TM) brand, SDI serves the research, human diagnostic and pharmaceutical sectors with a wide range of services including complete outsourcing for the production of monoclonal and polyclonal antibodies used in commercialized products offered by leading diagnostic and pharmaceutical companies. FeedChek(R), TraitChek(TM), GMO QuickChek(TM), and GMO Chek(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.